Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME FOR THE THIRD QUARTER OF 2007

NEW YORK, October 29, 2007—Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2007 third quarter of $555.7 million, compared to $635.1 million in the 2006 third quarter. Consolidated net income for the nine months ended September 30, 2007 was $1,977.4 million, compared to $1,744.8 million in the prior year.

Net income and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the table below:

	September 30,
(In millions, except per share data)	Three Months		Nine Months
	2007	2006	2007	2006

Net income attributable to Loews common stock:
Income before net investment gains (losses)	$441.0	$480.8	$1,593.3	$1,495.1
Net investment gains (losses)	(31.1)	30.7	(14.3)	(27.9)
Income from continuing operations	409.9	511.5	1,579.0	1,467.2
Discontinued operations, net	0.1	5.7	(6.6)	(1.7)
Net income attributable to Loews common stock	410.0	517.2	1,572.4	1,465.5
Net income attributable to Carolina Group stock	145.7	117.9	405.0	279.3
Consolidated net income	$555.7	$635.1	$1,977.4	$1,744.8

Net income per share:
Loews common stock:
Income from continuing operations	$0.77	$0.93	$2.93	$2.64
Discontinued operations, net		0.01	(0.01)
Net income	$0.77	$0.94	$2.92	$2.64
Carolina Group stock	$1.34	$1.17	$3.73	$3.16
Book value per share of Loews common stock at:
September 30, 2007	$31.98
December 31, 2006	$30.14

Three Months Ended September 30, 2007 Compared with 2006

     Net income attributable to Loews common stock for the third quarter of 2007 amounted to $410.0 million, or $0.77 per share, compared to $517.2 million, or $0.94 per share, in the comparable period of the prior year. The decrease in net income reflects a decline in results at the Company’s 89% owned subsidiary, CNA Financial Corporation, and investment losses, partially offset by improved results at the Company’s 51% owned subsidiary, Diamond Offshore Drilling, Inc., and higher results from Lorillard, Inc. The decrease in CNA’s net income was driven by a $96.4 million after-tax and minority interest expense resulting from the settlement of an arbitration proceeding related to a run-off book of business. Net income in 2007 also reflects the July 31, 2007 acquisition, by the Company’s newly formed subsidiary HighMount Exploration & Production LLC, of certain natural gas exploration and production assets from Dominion Resources, Inc.

     Net income attributable to Loews common stock includes net investment losses of $31.1 million (after tax and minority interest) in the third quarter of 2007 compared to net investment gains of $30.7 million (after tax and minority interest) in the comparable period of the prior year. The net investment losses in the third quarter of 2007 were primarily driven by an increase in other-than-temporary impairment losses, which was partially offset by an increase in net realized results.

     Net income per share of Carolina Group stock for the third quarter of 2007 was $1.34 per share, compared to $1.17 per share in the comparable period of the prior year. The increase in net income per share of Carolina Group stock was due to an increase in Lorillard, Inc. net income primarily from higher effective unit prices resulting from a December 2006 price increase and lower promotion expenses, partially offset by an increase in expenses for the State Settlement Agreements. The Company is issuing a separate press release reporting the results of the Carolina Group for the third quarter of 2007.

Consolidated revenues in the third quarter of 2007 amounted to $4.7 billion, compared to $4.5 billion in the comparable period of the prior year.

Nine Months Ended September 30, 2007 Compared with 2006

     Net income attributable to Loews common stock for the first nine months of 2007 amounted to $1,572.4 million, or $2.92 per share, compared to $1,465.5 million, or $2.64 per share, in the comparable period of the prior year. The increase in net income reflects improved results at Diamond Offshore, increased investment income and higher results from Lorillard, partially offset by a decrease in the share of Carolina Group earnings attributable to Loews common stock, due to the sale of Carolina Group stock in August and May of 2006.

     Net income attributable to Loews common stock includes net investment losses of $14.3 million (after tax and minority interest) in the first nine months of 2007 compared to net investment losses of $27.9 million (after tax and minority interest) in the comparable period of the prior year. The net investment losses in the first nine months of 2007 were primarily driven by an increase in other-than-temporary impairment losses, which was partially offset by an increase in net realized results on derivative securities and a gain of $91.6 million (after tax)

related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

     Net income per share of Carolina Group stock for the first nine months of 2007 was $3.73 per share, compared to $3.16 per share in the comparable period of the prior year. The increase in net income per share of Carolina Group stock was due to an increase in Lorillard, Inc. net income primarily from higher effective unit prices resulting from a December 2006 price increase and lower promotion expenses, partially offset by an increase in expenses for the State Settlement Agreements.

Consolidated revenues in the first nine months of 2007 amounted to $14.0 billion, compared to $13.0 billion in the comparable period of the prior year.

# # #

     At September 30, 2007, there were 529,594,291 shares of Loews common stock outstanding and 108,445,516 shares of Carolina Group stock outstanding. During the three and nine months ended September 30, 2007, the Company purchased 6,091,400 and 14,789,949 shares of Loews common stock at an aggregate cost of $287.6 million and $671.8 million, respectively. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries’, outstanding common stock in the open market or otherwise.

     The Company has two classes of common stock: (i) Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company’s assets and liabilities, called the Carolina Group, principally consisting of the Company’s subsidiary Lorillard, Inc. and (ii) Loews common stock, representing the economic performance of the Company’s remaining assets, including the interest in the Carolina Group not represented by Carolina Group stock. At September 30, 2007, the outstanding Carolina Group stock represents a 62.4% interest in the economic performance of the Carolina Group.

# # #

CONFERENCE CALLS

     A conference call to discuss the third quarter results of Loews Corporation has been scheduled for 11:00 a.m. EST, Monday, October 29, 2007. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 9318750.

     A conference call to discuss the third quarter results of CNA has been scheduled for 10:00 a.m. EST, Monday, October 29, 2007. A live webcast will be available online at http://investor.cna.com. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (888) 208-1711, or for international callers, (913) 312-1517.

     A conference call to discuss the third quarter results of Boardwalk Pipeline Partners, LP has been scheduled for 9:00 a.m. EST, Monday, October 29, 2007. A live webcast of the call will be available online at the Boardwalk Pipeline website (www.boardwalkpipelines.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (866) 543-6411, or for international callers, (617) 213-8900. The PIN number to access the call is 47472032.

     A conference call to discuss the third quarter results of Diamond Offshore was held on Thursday, October 25, 2007. An online replay is available at the Diamond Offshore website (www.diamondoffshore.com).

# # #

ABOUT LOEWS CORPORATION

     Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA); Lorillard, Inc.; Diamond Offshore Drilling, Inc. (NYSE: DO); HighMount Exploration & Production LLC; Boardwalk Pipeline Partners, LP (NYSE: BWP); Loews Hotels; and Bulova Corporation.

# # #

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company, CNA, Diamond Offshore and Boardwalk Pipeline. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	September 30,
	Three Months		Nine Months
	2007	2006	2007	2006

	(Amounts in millions, except per share data)

Revenues:
Insurance premiums and net investment income (a)	$2,510.2	$2,675.4	$7,828.0	$7,689.7
Manufactured products (b)	1,093.4	1,035.5	3,148.0	2,954.6
Other	1,049.7	796.3	2,974.3	2,384.7
Total	4,653.3	4,507.2	13,950.3	13,029.0

Expenses:
Insurance claims & policyholders’ benefits	1,574.4	1,521.9	4,495.7	4,446.1
Cost of manufactured products sold (b) (c)	638.2	598.0	1,839.0	1,706.0
Other	1,417.2	1,271.9	3,974.4	3,754.1
Total	3,629.8	3,391.8	10,309.1	9,906.2

	1,023.5	1,115.4	3,641.2	3,122.8

Income tax expense	321.4	363.6	1,175.2	1,035.0
Minority interest	146.5	122.4	482.0	341.3
Total	467.9	486.0	1,657.2	1,376.3

Income from continuing operations	555.6	629.4	1,984.0	1,746.5
Discontinued operations, net	0.1	5.7	(6.6)	(1.7)

Net income	$555.7	$635.1	$1,977.4	$1,744.8

Net income attributable to:
Loews common stock:
Income from continuing operations	$409.9	$511.5	$1,579.0	$1,467.2
Discontinued operations, net	0.1	5.7	(6.6)	(1.7)
Loews common stock	410.0	517.2	1,572.4	1,465.5
Carolina Group stock (d)	145.7	117.9	405.0	279.3
	$555.7	$635.1	$1,977.4	$1,744.8

Income per share of Loews common stock:
Income from continuing operations	$0.77	$0.93	$2.93	$2.64
Discontinued operations, net		0.01	(0.01)
Diluted net income	$0.77	$0.94	$2.92	$2.64

Diluted net income per share of Carolina Group stock	$1.34	$1.17	$3.73	$3.16

Weighted diluted number of shares:
Loews common stock	533.19	551.44	537.71	555.26
Carolina Group stock	108.58	100.59	108.55	88.43

(a)
Includes investment gains (losses) of $(50.8), $37.5, $(41.2) and $(53.8) for the respective periods. The nine months ended September 30, 2007 includes a gain of $141.9 ($91.6 after tax) related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

(b)	Includes excise taxes of $180.7, $185.8, $522.4 and $526.4 paid on sales of manufactured products for the respective periods.
(c)	Includes charges of $277.1, $242.8, $801.4 and $696.3 ($177.5, $149.3, $507.6 and $426.4 after taxes) to accrue obligations under the State Settlement Agreements for the respective periods.
(d)	Represents 62.4%, 58.1%, 62.4% and 51.7% of the economic interest in the Carolina Group for the respective periods.

Loews Corporation and Subsidiaries
Additional Financial Information

	September 30,
	Three Months		Nine Months
	2007	2006	2007	2006
	(In millions)

Revenues:
CNA Financial	$2,540.3	$2,598.4	$7,686.5	$7,600.7
Lorillard (a)	1,074.6	1,013.4	3,099.4	2,889.8
Diamond Offshore	655.2	527.6	1,935.1	1,505.6
HighMount	100.2		100.2
Boardwalk Pipeline	141.0	134.9	490.4	442.4
Loews Hotels	90.0	84.9	285.1	280.2
Investment income, net	52.9	56.1	262.8	214.2
Other and eliminations (b)	49.9	54.4	132.0	149.9
	4,704.1	4,469.7	13,991.5	13,082.8
Investment gains (losses):
CNA Financial	(56.5)	26.6	(216.8)	(62.3)
Corporate and other (c)	5.7	10.9	175.6	8.5
	(50.8)	37.5	(41.2)	(53.8)
Total	$4,653.3	$4,507.2	$13,950.3	$13,029.0

Income Before Taxes:
CNA Financial	$305.5	$431.3	$1,235.8	$1,228.9
Lorillard (d)	152.0	164.2	440.1	510.0
Diamond Offshore	285.0	221.3	944.7	667.2
HighMount	29.6		29.6
Boardwalk Pipeline	40.3	31.1	156.2	132.5
Loews Hotels	6.7	6.4	47.0	39.9
Investment income, net	52.9	56.1	262.8	214.2
Other (b)	(23.5)	(24.4)	(71.3)	(72.6)
	848.5	886.0	3,044.9	2,720.1
Investment gains (losses):
CNA Financial	(56.5)	26.6	(216.8)	(62.3)
Corporate and other (c)	4.0	10.8	173.8	8.7
	(52.5)	37.4	(43.0)	(53.6)

Loews common stock	796.0	923.4	3,001.9	2,666.5
Carolina Group stock (e)	227.5	192.0	639.3	456.3
Total	$1,023.5	$1,115.4	$3,641.2	$3,122.8

Net Income:
CNA Financial	$189.2	$257.0	$749.1	$755.5
Lorillard (d)	97.4	100.9	278.8	312.4
Diamond Offshore	95.0	81.8	319.8	241.7
HighMount	18.7		18.7
Boardwalk Pipeline (f)	18.1	15.9	73.6	68.1
Loews Hotels	4.1	5.1	28.8	25.6
Investment income, net	37.2	38.9	172.1	140.1
Other (b)	(18.7)	(18.8)	(47.6)	(48.3)
	441.0	480.8	1,593.3	1,495.1

Investment gains (losses):
CNA Financial	(33.0)	23.8	(126.0)	(33.6)
Corporate and other (c)	1.9	6.9	111.7	5.7
	(31.1)	30.7	(14.3)	(27.9)

Income from continuing operations	409.9	511.5	1,579.0	1,467.2
Discontinued operations, net	0.1	5.7	(6.6)	(1.7)
Loews common stock	410.0	517.2	1,572.4	1,465.5
Carolina Group stock (e)	145.7	117.9	405.0	279.3
Total	$555.7	$635.1	$1,977.4	$1,744.8

(a)	Includes excise taxes of $180.7, $185.8, $522.4 and $526.4 paid on sales of manufactured products for the respective periods.
(b)	Consists primarily of corporate interest expenses, the operations of Bulova Corporation and other unallocated expenses.
(c)
Includes a gain of $141.9 ($91.6 after tax), for the nine months ended September 30, 2007, related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

(d)
The Loews Group’s intergroup interest in the earnings of the Carolina Group declined from 41.9% and 48.3%, in the three and nine months ended September 30, 2006, respectively, to 37.6% in 2007 due to the sales of Carolina Group stock by Loews in August and May of 2006.

(e)	Represents 62.4%, 58.1%, 62.4% and 51.7% of the economic interest in the Carolina Group for the respective periods.
(f)
Represents 74.8%, 85.5%, 76.3% and 85.5% ownership interest in Boardwalk Pipeline for the respective periods.  Boardwalk Pipeline issued 6.9 million common units in the fourth quarter of 2006 and 8.0 million common units in the first quarter of 2007.